Exhibit 10-2

DATED: 22nd March 2002

GANNETT U.K. LIMITED

and

BARCLAYS BANK TRUST COMPANY LIMITED

TRUST DEED AND RULES

OF

THE GANNETT U.K. LIMITED

INLAND REVENUE APPROVED

SHARE INCENTIVE PLAN

Approved by a Board resolution on: 21 February 2002

Approved by the Inland Revenue on: 18 April 2002

Amended by a Board Resolution on 4 May 2004 with such amendments being approved by the Inland Revenue on 25 June 2004

Inland Revenue reference no: A1444/SY & A1444/PC

Prepared by Landwell
on behalf of PricewaterhouseCoopers

Landwell
St Andrews House
20 St Andrews Street
London
EC4A 3TL

Tel: 020 7212 1616
Fax: 020 7212 1570
Reference: NR/PS/5045

CONTENTS

Trust Deed
Clause

1. Interpretation
2. Object of Trust
3. Achieving Object of Trust
3.1 Monies received from Participating Companies
3.2 Partnership Share Monies
3.3 Dividend Shares
4. Unused Funds
4.1 Trustee to apply unused funds for costs etc
4.2 Trustee to account for monies upon termination of Plan
5. Right to deal with reconstructions, etc
5.1 Trustee to act on Participant’s directions
5.2 Trustee to use reasonable endeavours to obtain directions
5.3 No liability for acting on directions
6. Accountability for PAYE and other deductions
7. Maintenance of Trust records
7.1 Trustee to procure preparation of Trust records
7.2 Duty to keep records of PAYE deductions
7.3 Participation in connected Share Incentive Plans
7.4 Trustee to submit Trust records to Company
7.5 Company’s right to inspect Trust records
8. Securities and title
8.1 Securities may be placed in custody
8.2 More than one Trustee may be registered proprietor
9. Application of Plan to Subsidiaries
9.1 Extension of Plan to Subsidiaries
9.2 Circumstances where Plan may cease to apply to Subsidiary
9.3 Trustee not liable to account to former Participating Companies
10. Duties of Participating Companies

(2)

10.1 Duty to contribute sums and provide information
10.2 Continuing liability of former Participating Companies
11. Protection of the Trustee
11.1 Limited liability for monetary obligations
11.2 Trustee to comply with Company’s directions
11.3 Indemnity
11.4 No obligation to become involved in management
12. Additional Powers
12.1 Additional powers of the Trustee
12.2 Trustee’s power to invest monies etc
12.3 Trustee’s power of sale
13. Proceedings of Trustees
13.1 Scope of clause
13.2 Regulations for conduct of business
13.3 Quorum for meetings of Trustees
13.4 Majority voting of Trustees
13.5 Written resolutions of Trustees
14. Administration
14.1 Delegation
14.2 Trustee being a company
14.3 Minutes of meetings
14.4 Professional advice
14.5 Trustee’s agents
14.6 Trustee may execute deeds etc
15. Remuneration and interests of the Trustees
15.1 Individual Trustees
15.2 Professional Trustees
15.3 Corporate Trustees
15.4 Right to be employed by Company
16. Permitted dealings of Trustees
16.1 Trustee permitted to hold shares etc
16.2 No requirement to account for benefits
17. Number, appointment, retirement and removal of Trustees
17.1 Minimum number of Trustees

(3)

17.2 Statutory power to appoint new and additional Trustees
17.3 Power to appoint additional Trustees
17.4 Company ceasing to exist
17.5 Removal of Trustees
17.6 Retirement of Trustees
17.7 Transfer of trust property following removal or retirement of Trustees
17.8 Section 37 of the Trustee Act 1925
17.9 Residence of Trustees
18. Delegation of Administration by the Company and other matters
18.1 Delegation of Administration
18.2 Exercise of powers
18.3 Information supplied by Participating Company
19. Duration and Winding up of the Plan
19.1 Termination on expiry of the Trust Period
19.2 Outstanding liabilities
19.3 Completion of obligations
20. Supremacy of Trust Deed over rules of Plan
21. Governing Law and Jurisdiction
21.1 Governing Law
21.2 Jurisdiction
21.3 Jurisdiction agreement for benefit of Company
21.4 Participant deemed to submit to such jurisdiction
22. Amendment of Trust Deed and Rules
22.1 Amendment of Deed and Rules
22.2 Amendments to be binding
23. General Provisions
23.1 Counterparts
23.2 Irrevocability

(4)

Schedule 1
Rules of the Gannett U.K. Limited
Inland Revenue approved Share Incentive Plan

Rule

1. Interpretation
2 Purpose of the Plan
3 Eligibility to participate/Participation on same terms

PART I — FREE SHARES
4 Issue of Invitations
4.1 Discretion of Executive Compensation Committee
4.2 Limit on individual participation
4.3 Contents of Free Shares Invitations
4.4 Free Shares Agreement and Free Shares Invitations
4.5 Election to participate in any Award of Free Shares
5 Allocation of free shares by reference to performance
5.1 Free Shares may be allocated by reference to performance
5.2 Performance Allowances to apply to all
5.3 Executive Compensation Committee to provide information
5.4 Use of Method 1 or Method 2
5.5 Performance Allowances: method 1
5.6 Performance Allowances: method 2
5.7 Same terms basis for Free Shares Awards
6 Performance Targets
6.1 Imposition of Performance Targets
6.2 Nature of Performance Targets
6.3 Membership of Performance Unit
6.4 Substitution, variation or waiver of Performance Targets
7 Appropriation of Free Shares
7.1 Provision of information by the Company to the Trustees
7.2 Appropriation
7.3 Notification of Appropriation to Participants
8 Restrictions on Dealings in, and permitted transfers of Free Shares
8.1 Restrictions on disposals by Participants
8.2 Restrictions on disposals by the Trustee

(5)

8.3 Transfer of Free Shares after the Free Shares Holding Period
9 Cessation of Relevant Employment and early transfer of Free Shares
9.1 Trustee to be notified of cessation of Relevant Employment
9.2 Early transfer of Free Shares
9.3 Forfeiture of Free Shares
9.4 Injury, disability, redundancy, retirement etc
9.5 Death

PART II — PARTNERSHIP SHARES
10 Partnership Shares Invitations
10.1 Issue of Partnership Shares Invitations
10.2 Timing of Partnership Shares Invitations
10.3 Contents of Partnership Shares Invitations
10.4 Partnership Shares Agreement and Partnership Shares Invitations
10.5 Contents of Partnership Shares Agreement
10.6 Partnership Shares Agreement may be withdrawn
10.7 Excess salary deductions
10.8 Scaling down
10.9 Partnership Share Money held for Eligible Employee
10.10 Interest on Partnership Share Money
11 Instructions given during Accumulation Period
11.1 Variation of salary deductions and intervals
11.2 Notice to suspend salary deductions
11.3 Notice to terminate Partnership Shares Agreement
11.4 Company to give effect to notices
11.5 Partnership Shares Agreement to apply to new holding
12 Acquisition of Partnership Shares
12.1 Acquisition of Shares by Trustees (no Accumulation Period)
12.2 Acquisition of Shares by Trustees (with Accumulation Period)
12.3 Notification of acquisition to Participants
13 Transfer of Partnership Shares by Participant
13.1 Participants may request transfer of Partnership Shares
13.2 Trustee to comply with request
14 Cessation of Relevant Employment

(6)

14.1 Cessation of Relevant Employment prior to the Partnership Shares Acquisition Date
14.2 Trustee to be notified of cessation of Relevant Employment following the
Partnership Shares Acquisition Date.
14.3 Transfer of Partnership Shares on cessation of Relevant Employment

PART III — MATCHING SHARES
15 Notification of Matching Shares
15.1 Relationship to Partnership Shares
15.2 Additional contents of Partnership Shares Agreement
16 Appropriation of Matching Shares
16.1 Provision of information by the Company to Trustee
16.2 Appropriation of Matching Shares
16.3 Notification of Appropriation to Participants
17 Restrictions on dealings in, and permitted transfers of Matching Shares
18 Cessation of Relevant Employment and early withdrawal of Partnership Shares
18.1 Trustee to be notified of cessation of Relevant Employment
18.2 Early withdrawal of Partnership Shares
18.3 Early transfer of Matching Shares
18.4 Forfeiture of Matching Shares
18.5 Injury, disability, redundancy, retirement etc
18.6 Death

PART IV — DIVIDEND SHARES
19 Provision of Dividend Shares
19.1 Relationship to Plan Shares
19.2 Direction revocable
19.3 Dividend not invested in Dividend Shares
19.4 Timing of acquisition of Dividend Shares
19.5 Participants to be treated equally
20 Amount and type of Dividend Shares
20.1 Type of Shares to be used as Dividend Shares
20.2 Calculation of number of Dividend Shares
21 Notification of acquisition of Dividend Shares
22 Restrictions on dealings in and permitted transfers of Dividend Shares

(7)

23 Cessation of Relevant Employment
23.1 Trustee to be notified of cessation of Relevant Employment
23.2 Early transfer of Dividend Shares (except on death)
23.3 Early transfer of Dividend Shares (on death)
23.4 Information to be given to the Participant

PART V — GENERAL REQUIREMENTS
24 Requirements generally applicable to Plan Shares
24.1 Participants may elect not to participate
24.2 Individuals eligible for Appropriation
24.3 Shares not Appropriated or forfeited
24.4 Shares ceasing to qualify
24.5 Death of Participant
24.6 Funds to be provided by Participating Companies
24.7 Shares purchased off market by the Trustee
24.8 Subscription price
24.9 Rights attaching to subscribed Shares
24.10 Shares with different rights
24.11 Foreign Dividends
24.12 Timing of contributions to Trustee
25 Limit on number of Shares available under the Plan
25.1 General
25.2 Limits
25.3 Computation
26 Limit on funding of Plan
27 Permitted dealings in Plan Shares
28 Receipts by the Trustee
29 Exercise of voting rights attaching to Plan Shares
29.1 Trustee to notify Participants of resolutions
29.2 Participant to instruct Trustee how to vote
29.3 Notification of Participants’ directions to Trustee to be in writing
30 Company reconstructions
30.1 New holdings of Shares
30.2 Meaning of “new holding”

(8)

31 Rights Issues
31.1 Application of rule
31.2 Trustee to provide information to Participants
31.3 Participants to give written directions to Trustee
31.4 Cash amounts arising to be dealt with by Trustee
31.5 Failure by Participant to give any direction
32 Duty to account for PAYE on cash amounts
32.1 Trustee to make payments
32.2 Trustee to deal with PAYE deductions
33 Duty to account for PAYE on transfers of assets
33.1 Trustee to make PAYE deductions
33.2 Trustee to deal with PAYE deductions
33.3 Duty to keep records of PAYE deductions
34 Apportionment of Capital Receipts
34.1 Treatment of Capital Receipts
34.2 Trustee to inform Participants
35 Termination of Plan
35.1 Company may terminate Plan
35.2 Consequences of termination of Plan
35.3 Inland Revenue withdrawal of Plan approval
36 Shares from Qualifying Share Ownership Trusts
37 Notices
37.1 Notice by Company, a Participating Company or the Trustee
37.2 Deceased Participant
37.3 Notice to Company or Trustee
37.4 Trustee to distribute Company documentation
37.5 Notification of liability to Income Tax
38 Protection of the Trustee
39 Application for listing or admission to trading of Plan Shares
40 Relationship of Plan to contract of employment
41 Alterations

(9)

THIS DEED of TRUST is made on 22nd March 2002

BETWEEN:

(1)	Gannett U.K. Limited (incorporated in England and Wales under company number 3795655) whose registered office is situated at Newspaper House, 34-44 London Road, Morden, Surrey SM4 5BR (“the Company”);

(2)	Barclays Bank Trust Company Limited (incorporated in England and Wales under company number 920880) whose registered office is situated at 54 Lombard Street, London EC3P 3AH (“the Trustee”); and

(3)	the Participating Companies detailed in attached Schedule 2.

PRELIMINARY:

(A)	The Executive Compensation Committee and the Company wish to establish a share incentive plan approved in accordance with the provisions of Schedule 2 and constituting an Employees’ Share Scheme. The Executive Compensation Committee or its delegates will administer the Plan.

(B)	The Plan has been approved by the Board of Directors of Gannett Co., Inc. by a resolution passed at a meeting held on 21 February 2002.

(C)	The Trustee has agreed to act as the first trustee of the Plan.

(D)	The Trustee has received the sum of £50 from the Company as an initial contribution to the trusts established by this Trust Deed.

(10)

THE TRUST DEED WITNESSES as follows:

1	INTERPRETATION

In this Trust Deed:

1.1	unless the context otherwise requires the definitions set out in Rule 1.1 of Schedule 1 shall apply and the following words and expressions shall have the following meanings:

Beneficiary	a bona fide employee or former employee of the Company, or a Subsidiary company;

Charitable	exclusively charitable under English law; The Executive Compensation Committee of

Executive Compensation Committee	Gannett Co., Inc. or a committee of persons (delegates) appointed thereby;

Trust Deed	this trust deed in its present form or as amended from time to time;

Trust Period	the period commencing on the date of this Trust Deed and ending on the expiry of 80 years from the date of this Trust Deed and so that the period of 80 years from the date of this Trust Deed shall be the perpetuity period for the purpose of section 1 of the Perpetuities and Accumulations Act 1964; and

Trustee	Barclays Bank Trust Company Limited and any additional or replacement trustee from time to time of the Plan.

1.2	Unless otherwise specified, the interpretation provisions of Rule 1.2 of Schedule 1 shall apply.

1.3	References to clauses are to clauses of this Trust Deed.

(11)

2	OBJECT OF TRUST

All Plan Shares held by the Trustee will be held UPON TRUST for the Beneficiaries respectively entitled to them under the Plan subject to the provisions set out below and to the power of the Trustee to transfer or cause to be transferred to the person beneficially entitled to them any Plan Shares in accordance with the Plan.

3	ACHIEVING OBJECT OF TRUST

3.1	Monies received from Participating Companies

Subject to the provisions set out below the Trustee shall apply monies it receives from the Participating Companies in the acquisition of Shares for Appropriation or for the purposes of clause 4.1 and to hold such Shares once Appropriated and all other trust property deriving from such Shares on trust for the Participants to whom such Shares have been Appropriated and to apply and deal with the same in accordance with the Plan provided always that:

3.1.1	the Trustee shall not dispose of a Participant’s Free Shares during the Free Shares Holding Period, or Matching Shares during the Matching Shares Holding Period (whether by transfer to the Participant or otherwise) except as provided in the Rules;

3.1.2	the Trustee shall not (subject to the Rules) dispose of a Participant’s Free Shares after the end of the Free Shares Holding Period or Matching Shares after the end of the Matching Shares Holding Period except pursuant to a direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Shares is for the time being vested; and

3.1.3	the Trustee shall deal with any right attaching to Free Shares or Matching Shares to be allotted or to acquire other shares, securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in such Free Shares or Matching Shares is for the time being vested.

3.2	Partnership Share Monies

Subject to the provisions set out below the Trustee shall apply Partnership Share Money in the acquisition of Partnership Shares and shall hold such shares once acquired on trust for the Participants on whose respective behalf they have been acquired and apply and deal with the same in accordance with the Plan provided always that:

3.2.1	the Trustee shall not (subject to the Rules) dispose of a Participant’s Partnership Shares (whether by transfer to the Participant or otherwise) except pursuant to a direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in the Shares is for the time being vested; and

(12)

3.2.2	the Trustee shall deal with any right attaching to Partnership Shares to acquire other shares, securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in the Partnership Shares is for the time being vested.

3.3	Dividend Shares

Subject to the provisions set out below the Trustee shall hold Dividend Shares acquired on trust for the Participants on whose respective behalf they have been acquired and apply and deal with the same in accordance with the Plan provided always that:

3.3.1	the Trustee shall not dispose of a Participant’s Dividend Shares during the Dividend Shares Holding Period (whether by transfer to the Participant or otherwise) except as provided by the Rules;

3.3.2	the Trustee shall not (subject to the Rules) dispose of a Participant’s Dividend Shares (whether by transfer to the Participant or otherwise) except pursuant to a direction validly given by or on behalf of the Participant or any person in whom the beneficial interest in those Shares is for the time being vested; and

3.3.3	the Trustee shall deal with any right attaching to Dividend Shares to acquire other shares, securities or rights of any description only pursuant to a written direction given by or on behalf of the Participant or any person in whom the beneficial interest in the Dividend Shares is for the time being vested.

4	UNUSED FUNDS

4.1	Trustee to apply unused funds for costs etc

Where pursuant to the Plan the Trustee holds any monies, shares, securities or other assets which represent or represent income derived from:

4.1.1	any monies or assets received from the Participating Companies for the purposes of the Plan but which have not been applied and which are not required to be applied under the Plan in an Appropriation; or

4.1.2	any Capital Receipt of less than £3 which would be distributable to a Participant save for the provisions concerning such sums in the Rules; and

4.1.3	any assets relating to the Plan (including any amounts specifically paid to the Trustee as a contribution to any costs, charges and expenses incurred in connection with the establishment and operation of the Plan) which are not held for the benefit of a

(13)

Participant in consequence of an Appropriation to him or any acquisition of Partnership Shares by him and which are not required to be applied under the Plan then the Trustee may apply such assets or the sale proceeds thereof in or towards any reasonable costs, charges and expenses of the Plan and may during the Trust Period and subject to the law relating to accumulations accumulate any income thereon and hold the same for the general purposes of the Plan. The Trustee shall notify the Company on request of all amounts and assets held for such purposes.

4.2	Trustee to account for monies upon termination of Plan

If at any time the Plan is terminated the Trustee shall account to the Participating Companies for any unused monies then held on the trusts of clause 4.1. Notwithstanding such termination the Trustee shall continue to administer the Plan in accordance with the Trust Deed and the Rules. At the earlier of the expiry of the Trust Period and the third anniversary of the termination of the Plan the Trustee shall convert into money any trust property held subject to the trusts of the Plan declared in the Trust Deed and which are not either Partnership Shares or Dividend Shares nor Appropriated to Participants and shall pay such money to such one or more charitable organisations and if more than one in such proportions as the Trustee shall, in its absolute discretion determine. The receipt of the proper officer of the recipient charitable organisation shall be a valid discharge of the Trustee for the benefit received by it.

5	RIGHT TO DEAL WITH RECONSTRUCTIONS, ETC

5.1	Trustee to act on Participant’s directions

The Trustee may at any time on behalf of any Participant who has given a direction to the Trustee under the Rules (but not otherwise) enter into any compromise or arrangement with respect to or may release or forbear to exercise all or any of its rights as shareholder whether in connection with a scheme of reconstruction or amalgamation or otherwise and may accept in or towards satisfaction of all or any of such rights such consideration as such Participant shall direct whether in the form of cash, stock, shares, debentures, debenture stock or obligations or securities without the Trustee being in any way liable or responsible for any loss resulting from complying with any such direction or any liability or increased liability of such Participant to tax or in respect of any inadequacy or alleged inadequacy in the nature or amount of such consideration.

5.2	Trustee to use reasonable endeavours to obtain directions

The Trustee shall use reasonable endeavours to ensure that the directions of Participants are obtained in respect of any matters affecting the rights of holders of Plan Shares.

5.3	No liability for acting on directions

(14)

The Trustee shall not be liable or responsible for any loss or any liability or increased liability of a Participant to tax arising out of the failure of such Participant to give a direction to the Trustee or the failure of such Participant to give a direction to the Trustee within a particular time or if the Participant has directed the Trustee to use its discretion in any way arising out of the bona fide exercise by the Trustee of that discretion.

6	ACCOUNTABILITY FOR PAYE AND OTHER DEDUCTIONS

The Company, any Participating Company or the Trustee may account to the Inland Revenue or other authority concerned for any amounts deducted from payments made, or assets transferred, pursuant to the Plan in respect of income tax or any other deductions required by statute or regulations made thereunder.

7	MAINTENANCE OF TRUST RECORDS

7.1	Trustee to procure preparation of Trust records

The Trustee shall maintain all necessary accounts (including the accounts of individual employees) records and other documents necessary to carry out its obligations in connection with;:

7.1.1	the proper administration of the Plan; and 7.1.2 the PAYE obligations of the employer company (as that expression is defined in section 510 of ITEPA 2003) so far as they relate to the Plan.

7.2	Duty to keep records of PAYE deductions

The Trustee shall keep records of all PAYE deductions, including payments to the Participating Companies in respect of PAYE obligations.

7.3	Participation in connected Share Incentive Plans

If, in the same Year of Assessment that a Participant participates in the Plan, that Participant has already participated in one or more Share Incentive Plans (apart from the Plan), the Trustee shall maintain records of such Participants.

7.4	Trustee to submit Trust records to Company

The Trustee shall submit to the Company such reports or other information as it may reasonably require for the purpose of ensuring that the Plan is properly administered and without prejudice to the generality of the foregoing the Trustee shall submit to the Company copies of all documents including the annual returns which have been supplied to the Board of Inland Revenue within twenty-one days of their being so supplied.

(15)

7.5	Company’s right to inspect Trust records

The Company shall at all times be entitled on service of 3 days written notice or as otherwise agreed between the Company and the Trustee to inspect all accounts, documents and records maintained by the Trustee for the purposes of the Plan and may at any time and at its absolute discretion audit or cause to be audited those accounts, documents and records.

8	SECURITIES AND TITLE

8.1	Securities may be placed in custody

The Trustee may place the documents of title for the time being in its possession in any bank or safe deposit and shall not be responsible for any losses incurred by so doing.

8.2	More than one Trustee may be registered proprietor

At any time when there is more than one Trustee, the Trustee shall be entitled to procure that any one or more of them may be registered as proprietor of any property held by them upon the trusts of the Trust Deed.

9	APPLICATION OF PLAN TO SUBSIDIARIES

9.1	Extension of Plan to Subsidiaries

The Plan may with the consent of the Company be extended to any Subsidiary by a deed of adherence in a form approved by the Executive Compensation Committee executed by that Subsidiary and the Company.

9.2	Circumstances where Plan may cease to apply to Subsidiary

The Plan shall cease to extend to a Participating Company (other than the Company) when:

9.2.1	such Participating Company ceases to be a Subsidiary; or

9.2.2	a notice is served by the Company upon the Trustee and the Participating Company that the Plan shall cease to apply to that Participating Company; or

9.2.3	a Participating Company withdraws from the Plan on such conditions as may be agreed by the Company but such cessation shall not affect the subsisting rights of Beneficiaries under the Plan which have arisen under the Plan prior to such cessation.

(16)

9.3	Trustee not liable to account to former Participating Companies

Where the Plan ceases to extend to a Participating Company in accordance with clause 9.2 then the Trustee shall not be liable to account to such Participating Company for any unused monies then held on the trusts of clause 4.1.

10	DUTIES OF PARTICIPATING COMPANIES

10.1	Duty to contribute sums and provide information

If and so long as any company is a Participating Company it shall:

10.1.1	contribute and pay to the Trustee such sums as are required by the Trustee to purchase or subscribe for Shares to be Appropriated to Participants of that Participating Company together with a fair proportion of the sums required to meet:

10.1.1.1	the reasonable expenses of the Trustee in operating and administering the Plan; and

10.1.1.2	any remuneration payable to the Trustee

to the extent that such expenses and remuneration cannot be met out of such of the assets held by the Trustee as are applicable for that purpose

10.1.2	provide the Trustee with all information reasonably required from it for the purposes of the administration and operation of the Plan in such form as the Trustee may reasonably require.

10.2	Continuing liability of former Participating Companies

Any company that ceases to be a Participating Company shall remain liable to meet its fair proportion of the expenses of the Trustee.

11	PROTECTION OF THE TRUSTEE

11.1	Limited liability for monetary obligations

The Trustee shall not be liable to satisfy any monetary obligations under the Plan (including but without prejudice to the generality of the foregoing any monetary obligations to Eligible Employees) beyond the sums of money (including income) from time to time in its hands or under its control as Trustee of the Plan and properly applicable for that purpose.

11.2	Trustee to comply with Company’s directions

(17)

The Trustee shall comply with any directions given by the Company (including for the avoidance of doubt any person to whom any delegation under clause 18.1 has been made) under the Rules and shall not be under any liability in respect of such compliance to the Company (or such other person under clause 18.1) or to any Eligible Employee.

11.3	Indemnity

Subject to any agreement to the contrary between the Company or any Participating Company and the Trustee, the Company, shall pay to or reimburse the Trustee all expenses properly incurred by it in connection with the Trust and shall fully indemnify the Trustee against all actions, claims, losses, demands, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities incurred by it in connection with the Trust or in connection with the proper administration and operation of the Plan provided that a Trustee shall not be paid, reimbursed or indemnified in respect of:

11.3.1	any sum which can under clause 4.1 be recovered by the Trustee either out of the assets held subject to the Plan or from other Participating Companies; and

11.3.2	any fraud, wilful misconduct, or in the case of a Trustee receiving remuneration for acting as a Trustee, negligence by it or any of its officers or employees.

In addition, the Trustee shall have the benefit of all indemnities conferred on trustees by the Trustee Act 1925 and generally by law.

11.4	No obligation to become involved in management

The Trustee shall not be under any obligation to:

11.4.1	become a director or other officer, or interfere in the management or affairs, of any company, any of the shares, debentures, debenture stock or securities which are held on the trusts created by the Trust Deed or of any company associated with any such company, notwithstanding that the Trustee may have (whether directly or indirectly) a substantial holding in, or control of, any such company; or

11.4.2	seek information about the affairs of any such company but may leave the conduct of the affairs of any such company to its directors, officers or other persons managing the company provided the Trustee has no actual notice of any act of dishonesty on the part of such persons in connection with the management of the company.

(18)

12	ADDITIONAL POWERS

12.1	Additional powers of the Trustee

In addition and without prejudice to the powers vested in it by the other provisions of the Trust Deed and by law, the Trustee shall have the following powers and discretions:

12.1.1	to agree with the Company all matters relating to the operation and administration of the trusts created by the Trust Deed and so that no person claiming an interest under the Trust shall be entitled to question the legality or correctness of any arrangement or agreement made between the Company and the Trustee in relation to such operation and administration;

12.1.2	from time to time in writing to authorise such other person or persons whether or not a Trustee, as the Trustee shall think fit to draw and endorse cheques and to give receipts and discharges for any monies or other property payable transferable or deliverable to the Trustee and every such receipt or discharge shall be as valid and effectual as if such receipt or discharge was given by the Trustee and the production of a written authority of the Trustee given under this clause shall be a sufficient protection to any person taking any such receipt or discharge and (unless that person shall have received express notice in writing of the revocation of the authority) he shall be entitled to assume and act upon the assumption that the authority remains unrevoked;

12.1.3	at any time, to borrow or raise money only for the purpose of subscribing for or purchasing Shares or any other purpose for which money may be applied under the Trust Deed. Any loan made by a Participating Company to the Trustee shall be on such terms as the Participating Company and the Trustee agree;

12.1.4	to make any payment to any Beneficiary into the Beneficiary’s bank account and the Trustee shall be discharged from obtaining a receipt or seeing the application of any such payment; and

12.1.5	to pay any amount, whether income or capital, intended to be paid to, or applied for the benefit generally of, any minor to his or her parent or guardian, whose receipt shall be a valid discharge of the Trustee.

12.2	Trustee’s power to invest monies etc

Subject to any provision to the contrary in the Rules the Trustee shall in respect of monies or other assets not held on trust for a Participant have the same full and unrestricted powers of investing and transposing investments and laying out monies in all respects as if it were absolutely entitled to them beneficially and without regard to any requirement as to diversification.

(19)

12.3	Trustee’s power of sale

Subject to any provision to the contrary in the Rules the Trustee shall in respect of any assets not held on trust for a Participant have all the powers of sale of a beneficial owner in respect of such assets.

13	PROCEEDINGS OF TRUSTEES

13.1	Scope of clause

Unless a corporate trustee is the sole Trustee, the following provisions of this clause 13 shall govern the proceedings of the Trustees.

13.2	Regulations for conduct of business

The Trustees shall meet together and, subject to the following provisions of this clause 13, make such regulations for the conduct of their business as they determine.

13.3	Quorum for meetings of Trustees

The quorum for any meeting of the Trustees shall be two. A meeting of the Trustees at which a quorum is present shall be competent to exercise all the powers and discretions exercisable by the Trustees generally.

13.4	Majority voting of Trustees

At any meeting of the Trustees, all questions shall be decided by a majority of the votes of the Trustees present and voting thereon. In the event of an equality of votes, the chairman of the meeting, if any, shall have a second or casting vote. In the event of an equality of votes on the election of a chairman at any meeting, the chairman shall be chosen by lot.

13.5	Written resolutions of Trustees

A resolution in writing signed by all the Trustees shall be as valid and effective as if it had been passed at a meeting of the Trustees and the same may consist of two or more documents in similar form each signed by one or more of the Trustees.

14	ADMINISTRATION

14.1	Delegation

Where there is more than one Trustee, the Trustees may from time to time delegate any business to any one or more of their number.

(20)

14.2	Trustee being a company

A Trustee which is a company may in its capacity as a Trustee act by its officers and may by such officers have and exercise all powers trusts and discretions vested in it under the Trust Deed.

14.3	Minutes of meetings

The Trustee shall cause proper minutes to be kept and entered in a book provided for the purpose of all its resolutions and proceedings and any such minutes of any meeting of the Trustee, if purported to be signed by the chairman of such meeting or by the chairman of a subsequent meeting, shall be admissible as prima facie evidence of the matters stated in such minutes.

14.4	Professional advice

The Trustee may employ and act on the advice or opinion of any solicitor, accountant, or other person engaged in any profession or business whether such advice was obtained by the Trustee or by the Company. The Trustee shall not be responsible for any loss occasioned by its acting on that advice.

14.5	Trustee’s agents

The Trustee may employ on such terms as the Company may agree as to remuneration any agent to transact any business in connection with the Plan and the Trustee shall not be liable for any loss arising by reason of the fraud or negligence of such agent.

14.6	Trustee may execute deeds etc

The Trustee may execute or authorise the execution or delivery by any agent of it of any trust, deeds, documents or other instruments by the impression of the Trustees’ signatures (where there is more than one Trustee) or (in the case of a sole corporate trustee) by the signature of two or more officers of the corporate trustee, in writing, printing, lithograph, photocopying and other modes of representing or reproducing words in a visible form and may authorise the delivery of such instruments on its behalf.

15	REMUNERATION AND INTERESTS OF THE TRUSTEES

15.1	Individual Trustees

Any individual Trustee shall be entitled to receive and retain as remuneration for his services under the Trust Deed such sum or sums as a Participating Company may from time to time resolve to pay to him notwithstanding that he is also an officer or employee of a Participating Company and he shall not be disqualified from voting or taking part in any decision of the Trustees on any matter by virtue of any personal or beneficial interest (actual or prospective) therein.

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15.2	Professional Trustees

Any Trustee who is a solicitor, accountant, or other person engaged in any profession or business shall be entitled to charge and be paid all normal and other charges for business transacted, services rendered or time spent personally or by the Trustee’s firm in connection with the Plan, including acts which a Trustee not engaged in any profession or business could have done personally.

15.3	Corporate Trustees

Any Trustee which is a company shall be entitled to charge and be paid such reasonable remuneration or charges as shall from time to time be agreed in writing between the Company and such company and any such company (being a bank) shall be entitled subject to the written consent of the Company, to act as banker and perform any services in relation to the Plan on the same terms as would be made with a customer in the ordinary course of its business as a banker without accounting for any resultant profit including without prejudice to the generality of the foregoing retention of its customary share of brokerage commission.

15.4	Right to be employed by Company

Any Trustee or officer of a corporate trustee may be employed by, or be appointed an officer of, the Company or any Subsidiary and shall be entitled to keep for his benefit such remuneration or any other benefit as he may receive by virtue of such position and shall not be liable to account for any such benefit.

16	PERMITTED DEALINGS OF TRUSTEES

16.1	Trustee permitted to hold shares etc

No Trustee (nor any director or other officer of a company acting as a Trustee) shall be precluded from acquiring, holding or dealing with any shares, debentures, debenture stock or securities of Gannett Co., Inc., the Company or any other Participating Company or any other company in which the Trustee may be interested or from entering into any contract or other transaction with Gannett Co., Inc., the Company or any other Participating Company or any such other company or being interested in any such contract or transaction. No Trustee (nor any director or other officer of a company acting as a Trustee) shall be liable to account to any Beneficiary, Eligible Employee or Participant or, where there is more than one Trustee, to the other Trustees or the Company or any other Participating Company or such other company for any profits so made or benefits so obtained by him.

16.2	No requirement to account for benefits

The Trustee (and any director or other officer of a company acting as a Trustee) who is or

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becomes a Beneficiary may retain all benefits to which he becomes entitled under the Plan and shall not be liable to account for any such benefit.

17	NUMBER, APPOINTMENT, RETIREMENT AND REMOVAL OF TRUSTEES

17.1	Minimum number of Trustees

The minimum number of Trustees shall be:

17.1.1	in the case of a Trustee which is a company (whether or not a trust corporation), one; and

17.1.2	in any other case, three.

17.1.3	while the number of Trustees is below the minimum number, a continuing Trustee shall not be entitled to exercise any power or discretion under the Trust Deed.

17.1.4	if, after the removal, retirement or death of a Trustee, there are fewer than the minimum number of Trustees required by clause 17.1.2, the Company shall forthwith appoint a new Trustee in place of the removed, retiring or dead Trustee.

17.2	Statutory power to appoint new and additional Trustees

The statutory power of appointing new and additional Trustees contained in section 36 of the Trustee Act 1925 shall be vested in the Company and may be exercised by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors.

17.3	Power to appoint additional Trustees

In addition to the statutory power of appointing new and additional Trustees, the Company shall have the power by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors to appoint additional Trustees notwithstanding that the effect of such appointment would be to increase the number of Trustees beyond four.

17.4	Company ceasing to exist

If the Company ceases to exist otherwise than in consequence of a reconstruction or amalgamation, all powers of appointing and removing Trustees shall become vested in the Trustee.

17.5	Removal of Trustees

The Company may by a resolution of the Directors or in writing signed by a person duly authorised by a resolution of the Directors, notice of which, in either case, is given to the Trustee, and without assigning any reason therefor, remove a Trustee from office, but not so as to reduce

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the number of Trustees below that specified in clause 17.1. If no later date is specified in the notice, such removal shall take place immediately on the receipt of the notice by the Trustee. If a later date is specified in the notice, such removal shall take place on the later of the receipt of the notice by the Trustee and the date specified in the notice.

17.6	Retirement of Trustees

A Trustee may retire by giving the Company written notice of his desire to retire but not so as to reduce the number of Trustees below that specified in clause 17.1.

If the requirements of clause 17.1 will continue to be satisfied such notice shall take effect at the expiry of three months or such other period as may be agreed in writing by the Company after the date of such notice.

If the requirements of clause 17.1 will not continue to be satisfied, the Company shall, within three months after the giving of such notice, appoint an additional Trustee. If the Company fails to do so within such period, the retiring Trustee may by deed appoint an additional Trustee and his retirement shall thereupon become effective.

17.7	Transfer of trust property following removal or retirement

Forthwith following his removal or retirement as a Trustee, the outgoing Trustee shall transfer all property held by him subject to the Plan and deliver all documents in his possession relating to the Plan to the remaining Trustees and shall execute all such documents and do all such things as may be necessary to give effect to his removal or retirement.

17.8	Section 37 of the Trustee Act 1925

Section 37(1)(c) of the Trustee Act 1925 shall apply to the Plan as if all references in that section to a trust corporation were references to any company authorised by its memorandum and articles to undertake trust business.

17.9	Residence of Trustees

The Company shall ensure that all the Trustees or any sole Trustee which is a company shall at all times be resident for tax purposes in the United Kingdom.

18	DELEGATION OF ADMINISTRATION BY THE COMPANY AND OTHER MATTERS

18.1	Delegation of Administration

The Company or the Executive Compensation Committee may at any time delegate in writing to the directors of any other Participating Company or to any Participating Company’s duly

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authorised officers any of its powers and duties under the Trust Deed or any business including the exercise of any discretion provided always that the Company shall not delegate the duties imposed on it or the rights given to it under clauses 9.1, 11.3, 17.2, 17.3, 17.5 or 22.

18.2	Exercise of powers

Except as otherwise provided in the Trust Deed or in the Rules the powers and discretions exercisable by any Participating Company in relation to the Plan shall be exercisable in the case of the Company by the Executive Compensation Committee and otherwise by resolution of the directors of such Participating Company or by a duly authorised committee thereof and a copy of any resolution signed or purporting to be signed by the secretary or any director of such company shall be sufficient authority to the Trustee to act thereunder.

18.3	Information supplied by Participating Company

The Trustee shall be entitled, in the absence of manifest error, to rely without further enquiry on any information or advice supplied to them by any Participating Company in connection with the trust created by the Trust Deed.

19	DURATION AND WINDING UP OF THE PLAN

19.1	Termination on expiry of the Trust Period

The Plan shall terminate on the earlier of:

19.1.1	the expiry of the Trust Period; and

19.1.2	a plan termination notice validly issued under Rule 35 of the Plan and references throughout the Trust Deed to a termination of the Plan shall be taken to be a termination as herein provided.

19.2	Outstanding liabilities

On or after the termination of the Plan no further sums shall be paid to the Trustee by the Participating Companies save that all Participating Companies shall remain liable to pay their just proportion of the costs charges and expenses of the Plan.

19.3	Completion of obligations

Following any termination of the Plan the Trustee shall remain responsible for the completion of its obligations under the Plan.

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20	SUPREMACY OF TRUST DEED OVER RULES OF PLAN

The Trustee’s rights, duties and powers are regulated by the Trust Deed and by the Rules and in the case of inconsistency or conflict between the provisions of the Trust Deed and of the Rules the provisions of the Trust Deed shall prevail.

21	GOVERNING LAW AND JURISDICTION

21.1	Governing Law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Trust Deed and the Rules or any term of the Trust Deed or any Rules shall be governed by English law.

21.2	Jurisdiction

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Trust Deed or the Rules.

21.3	Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this clause 21 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

21.4	Participant deemed to submit to such jurisdiction

By accepting an Award and not renouncing it, a Participant is deemed to have agreed to submit to such jurisdiction.

22	AMENDMENT OF TRUST DEED AND RULES

22.1	Amendment of Deed and Rules

The Company may at any time and from time to time in the case of the Trust Deed by a supplemental deed and in the case of the Rules by resolution of the Executive Compensation Committee amend, modify, or alter the Plan in any respect (such amendment modification or alteration being referred to in this clause 22.1 as a “modification”) provided that:

22.1.1	no modification shall be made which would have the effect of conferring any advantage on any Eligible Employee without the approval of the Company in general meeting except for minor amendments to benefit the administration of the Plan to take account of a change in legislation and amendments to obtain or maintain favourable tax, exchange control or regulatory treatment for Eligible Employees or the Participating Companies;

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22.1.2	no modification shall alter to the disadvantage of any Participant his rights which have accrued to him under the Plan before the date of such modification;

22.1.3	no modification shall modify or alter to the disadvantage of the Trustee the provisions for its protection and indemnity contained in the Plan without the written agreement of the Trustee;

22.1.4	no modification shall be made which would or might infringe any rule against perpetuities or which could result in the Plan ceasing to be an Employees’ Share Scheme; and

22.1.5	whilst the Plan is approved by the Board of Inland Revenue, no modification to any key feature (as defined in paragraph 84(1)(b) of Schedule 2) of the Plan shall take effect without the approval of the Board of Inland Revenue.

22.2	Amendments to be binding

Any modification made in accordance with the provisions of this clause 22 shall be binding upon all persons from time to time interested in the Plan including the Company and any other Participating Company.

23	GENERAL PROVISIONS

23.1	Counterparts

The Trust Deed may be executed in any number of counterparts, and by the parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts will together constitute one and the same Trust Deed.

23.2	Irrevocability

Subject to the provisions of the Trust Deed, the trusts hereby declared are irrevocable.

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EXECUTED by the parties as a deed and delivered on the date first mentioned above.

SIGNED as a deed by
Gannett U.K. Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

The Common Seal of Barclays Bank Trust Company was hereunto affixed in execution of this deed in the presence of:

Authorised sealing officer

SIGNED as a deed by
Newsquest (London) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Essex) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Midlands South) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

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SIGNED as a deed by
Newsquest (Lancashire) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Oxfordshire & Wiltshire) Limited, formerly Newsquest (Oxfordshire)
Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Bradford) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (North East) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Sussex) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

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SIGNED as a deed by
Newsquest (Kendal)
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Wiltshire) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (York) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Cheshire/Merseyside) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest Media Group Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

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SIGNED as a deed by
Newsquest Media (Southern) Ltd
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest (Leeds) Limited, formerly Newsquest Printing (Worcester) Limited acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest Printing (Lancashire) Limited, formerly Newsquest Printing (Lostock)
Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest Printing (Colchester) Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Southern Binders Limited
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

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SIGNED as a deed by
Southernprint Limited, formerly Southernprint (Web Offset Limited)
acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Southernprint (Web Offset) Limited, formerly Southernprint Limited acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

SIGNED as a deed by
Newsquest Financial Media Ltd, formerly Southern Magazines Limited acting by a director and its secretary/ two directors:

Paul Davidson	Director

Paul Hunter	Director/Secretary

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SCHEDULE 1

RULES OF THE GANNETT U.K. LIMITED INLAND REVENUE
APPROVED SHARE INCENTIVE PLAN

1	INTERPRETATION

1.1	In this Schedule, unless the context otherwise requires, the following words and expressions have the following meanings:

Accounting Period	an accounting reference period of the Company within the meaning of section 224 of the Companies Act 1985 or a new accounting reference period of the Company within the meaning of section 225 of the Companies Act 1985;

Accumulation Period	a period determined at the discretion of the Executive Compensation Committee, not exceeding 12 months which must be the same for all Participants;

Appropriate	to confer a beneficial interest in Free Shares or Matching Shares on a Participant, subject to the provisions of the Plan, and the expressions “Appropriation” and “Appropriated” shall be construed accordingly;

Associate	the meaning set out in paragraphs 22, 23 and 24 of Schedule 2;

Associated Company	the meaning given in paragraph 94 of Schedule 2 as extended by paragraph 91 of Schedule 2;

Award	the Appropriation to Participants of Free Shares or Matching Shares or the
acquisition of Partnership Shares on behalf of Participants, in accordance with the Plan;

Capital Receipt	a receipt by the Trustee of money or money’s worth of the type defined in Section 502 of ITEPA 2003;

Close Company	the meaning set out in section 414 ICTA 1988;

Company	Gannett U.K. Limited incorporated in England & Wales under company number 3795655 or any company which results from the amalgamation or reconstruction of Gannett U.K. Limited (or, if there is more than one such

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company, the company to which the greater part of the undertaking of Gannett U.K. Limited passes as a result of the amalgamation or reconstruction) and this definition shall apply, with appropriate modifications, to any amalgamation or reconstruction of the Company from time to time;

Connected Company	(a)	a company which Controls or is controlled by the Company or which is controlled by a company which also Controls the Company;

	(b)	a company which is a member of a consortium owning the Company or which is owned in part by the Company as a member of the consortium;

Control	the meaning set out in section 840 ICTA 1988;

Directors	the board of directors of the Company or a duly authorised committee thereof;

Dividend Shares	Shares acquired with dividends paid in respect of Plan Shares as set out in Part IV;

Dividend Shares Acquisition Date	the date on which the Trustee acquires Dividend Shares pursuant to Rule 19.4;

Dividend Shares Holding Period	the period beginning on the Dividend Shares Acquisition Date and ending on the earlier of the third anniversary of that date and the date on which the Participant ceases to have any Relevant Employment;

Eligible Employee	an individual who in the case of Free Shares at a Free Shares Appropriation Date, and in the case of Partnership Shares or Matching Shares:

(a)	if there is no Accumulation Period, at the time the money for the acquisition of such Partnership Shares is deducted; and

(b)	if there is an Accumulation Period, at the time of the first deduction of money for the acquisition of such Partnership Shares

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(i)	is an employee of a Participating Company and is not under notice; and

(ii)	has been such an employee (or has otherwise been an employee of a Qualifying Company) at all times during any Qualifying Period; and

(iii)	is a UK resident taxpayer within the meaning of paragraph 8(2) of Schedule 2; and

(iv)	has not either himself or through any Associate and whether in either case alone or together with one or more Associates has not had within the preceding twelve months, a Material Interest in a Close Company whose shares may be Appropriated or acquired under the Plan or a company which has Control of such a company or is a member of a consortium which owns such a company; and

(v)	is not ineligible to participate under Rule 3;

(c)	an individual who at the relevant time satisfies the requirements above, excluding (iii), whom the Executive Compensation Committee have, in their absolute discretion determined should be included;

Employees’ Share Scheme	the meaning set out in section 743 of the Companies Act 1985;

Executive Compensation	the Executive Compensation Committee of Committee Gannett Co., Inc. or a committee of persons (delegates) appointed thereby;

Forfeiture Period	the period(s) determined by the Executive Compensation Committee pursuant to Rules 4.3.7, 15.2.5 or 15.2.6, as appropriate, provided that the period(s) shall not exceed 3 years from the relevant date of Appropriation;

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Free Shares	Shares entitlement to which is as set out in Part I;

Free Shares Agreement	an agreement issued by the Executive Compensation Committee under Rule 4;

Free Shares Appropriation Date	the date on which the Trustee Appropriates an Award of Free Shares;

Free Shares Closing Date	the date specified in the Free Shares Invitation by which the Free Shares Agreement must be received by the Company;

Free Shares Holding Period	the period beginning on the Free Shares Appropriation Date and ending on a date determined from time to time at the discretion of the Executive Compensation Committee, and being not earlier than the third anniversary nor later than the fifth anniversary of the Free Shares Appropriation Date or, if earlier, the date on which the Participant ceases to be in Relevant Employment and which period shall be the same for all Free Shares comprised in the same Award and shall not be increased at any time in respect of Free Shares already Appropriated;

Free Shares Invitation	an invitation to participate in an offer for Free Shares issued by the Executive Compensation Committee under Rule 4;

ICTA 1988	the Income and Corporation Taxes Act 1988;

Initial Market Value	the Market Value of a Share:

(i)	in the case of Free Shares, on the Free Shares Appropriation Date;

(ii)	in the case of Matching Shares, on the Matching Shares Appropriation Date; and

(iii)	in the case of Dividend Shares, on the Dividend Shares Acquisition Date;

ITEPA 2003	the Income Tax (Earnings and Pensions) Act 2003;

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Market Value	(i)	where the Shares are listed on the New York Stock Exchange the middle market quotation of a Share as derived from the Wall Street Journal for the dealing day immediately preceding the day in question (provided that in no case may the market value of a Share be determined by reference to a dealing day which falls within a Proscribed Period);

	(ii)	where the shares are not listed on the New York Stock Exchange, the market value of a Share as determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and paragraph 92 of Schedule 2 and agreed for the purposes of the Plan with Inland Revenue Shares Valuation Division on or before that day;

Matching Shares	Shares entitlement to which is as set out in Part III which shall:

(a)	be shares of the same class and carry the same rights as the Partnership Shares to which they relate;

(b)	be Appropriated on the same day as the Partnership Shares to which they relate are Awarded; and

(c)	be Appropriated to all Participants on exactly the same basis;

Matching Shares Appropriation Date	the date on which the Trustee Appropriates an Award of Matching Shares;

Matching Shares Holding	the period beginning on the Matching Shares

Period	Appropriation Date and ending on a date determined from time to time at the discretion of the Executive Compensation Committee, and being not earlier than the third anniversary nor later than the fifth anniversary of the Matching Shares Appropriation Date or, if earlier, the date on which the Participant ceases to be in Relevant Employment, and which period shall be the

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same for all Matching Shares comprised in the same Award and shall not be increased at any time in respect of Matching Shares already Appropriated;

Material Interest	the meaning set out in paragraphs 19 to 24 of Schedule 2;

New York Stock Exchange	the New York Stock Exchange or any successor body;

Offer	a general offer which is made to holders of shares of the same class as Plan Shares or of other shares in Gannett Co., Inc. and in either case which is made on condition that if satisfied the person making the offer will have Control of Gannett Co., Inc.;

Participant	an Eligible Employee to whom the Trustee has made an Appropriation or on whose behalf Partnership Shares or Dividend Shares have been acquired or, where the context permits, an Eligible Employee who has submitted a duly completed Free Shares Agreement or Partnership Shares Agreement in accordance with Rule 4.3.5 or 10.3.5 respectively;

Participating Company	the Company or a Subsidiary which is a party to the Trust Deed or has pursuant to clause 9 executed a deed of adherence;

Partnership Shares	Shares entitlement to which is as set out in Part II;

Partnership Shares Acquisition Date	in relation to each acquisition of Partnership Shares, the actual date on which the Trustees acquire such Partnership Shares in accordance with Rule 10.3.4;

Partnership Shares Agreement	an agreement issued by the Executive Compensation Committee under Rule 10.4;

Partnership Shares Closing Date	the date specified in the Partnership Shares Invitation by which the completed Partnership Shares Agreement must be received by the Company in order for the Eligible Employee to commence Salary deductions for the acquisition of Partnership Shares in the following month;

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Partnership Shares Invitation	an invitation issued by the Executive Compensation Committee under Rule 10;

Partnership Shares Market Value	in the case of a Partnership Shares Agreement with:

(a)	an Accumulation Period, the lower of the Market Value of a Share on:

(i)	the first day of the Accumulation Period; and

(ii)	the Partnership Shares Acquisition Date;

(b)	no Accumulation Period, the Market Value of a Share on the Partnership Shares Acquisition Date.

Partnership Share Money	the meaning given to that term by Rule 10.5.2;

Performance Allowance	an Appropriation of Free Shares where:

(a)	whether Free Shares are Appropriated or not; or

(b)	the number or value of Free Shares Appropriated

is subject to the satisfaction of a Performance Target;

Performance Target	a performance target imposed by the Executive Compensation Committee under Rule 6;

Performance Unit	a group comprising one or more Participants to whom a Performance Target applies;

Plan	the Gannett U.K. Limited Inland Revenue Approved Share Incentive Plan as constituted by this Trust Deed and Rules in their present form or as amended from time to time;

Plan Shares	Free Shares, Partnership Shares, Matching Shares and Dividend Shares which have been Appropriated to a Participant or are held on his behalf by the Trustee;

Proscribed Period	any period during which dealings in Shares is proscribed due to the existence of unpublished price sensitive

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information, whether by the Company’s own code on insider dealing, the Criminal Justice Act 1993, corresponding legislation of the United States of America, or otherwise;

Qualifying Company	the same meaning as in paragraph 17 of Schedule 2;

Qualifying Corporate Bond	the meaning set out in section 117 of the Taxation of Chargeable Gains Act 1992;

Qualifying Period	a period determined by the Executive Compensation Committee in relation to any Award of Shares under the Plan which may be different for different Awards provided that:

	(a)	in the case of Free Shares it shall not exceed the period of 18 months before the Free Shares Appropriation Date;

	(b)	in the case of Partnership Shares and Matching Shares where there is an Accumulation Period it shall not exceed the period of 6 months before the beginning of the Accumulation Period;

	(c)	in the case of Partnership Shares and Matching Shares where there is no Accumulation Period it shall not exceed the period of 18 months before the deduction of money for the acquisition of such Partnership Shares.

Relevant Amount	(a)	in respect of Free Shares, £3,000 in any Year of Assessment;

	(b)	in respect of Partnership Shares, the lower of:

(i)	£1,500 in any Year of Assessment; and

(ii)	10% of Salary in any Year of Assessment;

(c)	in respect of Dividend Shares, £1,500 in any Year of Assessment;

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subject in each case to such amendment as may be made to that limit under Schedule 2 from time to time;

Relevant Employment	employment by the Company or any Associated Company;

Retirement Age	the age of 50;

Rules	these rules as from time to time amended;

Salary	the meaning in paragraph 43(4) of Schedule 2;

Schedule 2	Schedule 2 to ITEPA 2003;

Share Incentive Plan	a share incentive plan approved under Schedule 2 and established by the Company or a Connected Company;

Shares	fully paid ordinary shares (and this shall include fractions of a share) in the capital of Gannett Co., Inc. (or any shares representing the same) which satisfy the conditions in Part 4 of Schedule 2;

Subsidiary	any company over which the Company has Control;

Year of Assessment	a period commencing on 6 April in any year and ending on 5 April in the following year.

1.2	In the Plan, unless otherwise specified:

1.2.1	the contents, clause and Rule headings are inserted for ease of reference only and do not affect their interpretation;

1.2.2	references to clauses, Rules, Parts and Schedules are to clauses, rules, parts of, and schedules to the Plan;

1.2.3	a reference to writing includes any mode of reproducing words in a legible form and reduced to paper;

1.2.4	the singular includes the plural and vice-versa and the masculine includes the feminine;

1.2.5	a reference to a statutory provision includes any statutory modification, amendment or re-enactment thereof; and

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1.2.6	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

2	PURPOSE OF THE PLAN

The purpose of the Plan is to enable Eligible Employees of Participating Companies to acquire shares in Gannett Co., Inc. which give them a continuing stake in Gannett Co., Inc..

3	ELIGIBILITY TO PARTICIPATE / PARTICIPATION ON SAME TERMS

3.1	General

An individual shall not be eligible to receive an Award in any Year of Assessment if the individual is at the same time to participate in an award under another Share Incentive Plan.

3.2	Deemed Participation

For the purposes of Rule 3.1, an individual shall be treated as having participated in a Share Incentive Plan if the individual would have received Free Shares under that plan but for the failure to meet a performance target.

3.3	Successive participation in connected Share Incentive Plans

Where an individual participates in more than one Share Incentive Plan in the same Year of Assessment, the annual limit below applies as if this Plan and the other Share Incentive Plan(s) were a single plan:

3.3.1	the maximum amount permitted to be awarded as Free Shares for a Participant in any Year of Assessment provided from time to time in paragraph 35 of Schedule 2;

3.3.2	the maximum amount of Partnership Share Money (or percentage of Salary) permitted for a Participant that may be deducted from a Participant’s Salary in any Year of Assessment provided from time to time in paragraph 46 of Schedule 2; and

3.3.3	the maximum amount to be reinvested as Dividend Shares permitted for a Participant in respect of any Year of Assessment provided from time to time in paragraph 64 of Schedule 2.

3.4	Participation on same terms

On each occasion when an Award is to be made, subject to Rule 5 every Eligible Employee shall be invited to participate in an Award on the same terms and those who do actually participate must do so on the same terms.

(42)

PART I – FREE SHARES

4	ISSUE OF INVITATIONS

4.1	Discretion of the Executive Compensation Committee

The Executive Compensation Committee may in their absolute discretion determine that an Award of Free Shares may be made and, accordingly, issue Free Shares Invitations.

4.2	Limit on individual participation

In any Year of Assessment, the Initial Market Value of Free Shares Appropriated to a Participant shall not exceed the Relevant Amount.

4.3	Contents of Free Shares Invitations

Free Shares Invitations shall be in such form as the Executive Compensation Committee determine from time to time and shall state:

4.3.1	the Free Shares Closing Date;

4.3.2	the expected Free Shares Appropriation Date;

4.3.3	the Free Shares Holding Period;

4.3.4	that, by accepting the Free Shares Invitation, the Eligible Employee becomes bound in contract with the Company to observe the restrictions set out in the Free Shares Agreement;

4.3.5	that an Eligible Employee who wishes to accept the Free Shares under the Award shall submit to the Company, prior to the Free Shares Closing Date, a duly completed Free Shares Agreement;

4.3.6	that the individual shall only be entitled to an Appropriation of Free Shares if he remains an Eligible Employee at the Free Shares Appropriation Date;

4.3.7	that (as determined at the discretion of the Executive Compensation Committee) the provisions of either Rules 9.2 or 9.3 shall apply to the Award and, if Rule 9.3 applies, shall state what the applicable Forfeiture Period shall be; and

4.3.8	such additional information, not inconsistent with the Rules and the Trust Deed as the Executive Compensation Committee may from time to time determine.

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4.4	Free Shares Agreement and Free Shares Invitations

Each Eligible Employee shall be sent a Free Shares Invitation and a Free Shares Agreement which shall be in such form as the Executive Compensation Committee may determine from time to time and shall require the Eligible Employee to contract with the Company as set out in Rule 8.

4.5	Election to participate in any Award of Free Shares

A Free Shares Agreement may include an election by a Participant to participate in any Award of Free Shares until such time as he notifies the Company that he no longer wishes to so participate. Where a Participant makes such an election he shall be deemed to have complied with Rule 4.3.5 in relation to each Award of Free Shares until the election is withdrawn.

5	ALLOCATION OF FREE SHARES BY REFERENCE TO PERFORMANCE

5.1	Free shares may be allocated by reference to performance

The Company may stipulate that the number of Free Shares (if any) to be Appropriated to each Participant on a given occasion shall be determined by reference to Performance Allowances.

5.2	Performance Allowances to apply to all

If Performance Allowances are used, they shall apply to all Participants.

5.3	Executive Compensation Committee to provide information

If Performance Allowances are used the Executive Compensation Committee shall, as soon as reasonably practicable:

5.3.1	notify each Participant participating in the Award of the Performance Targets to be used to determine the number or value of Free Shares Appropriated to him; and

5.3.2	notify all Eligible Employees of any Participating Company, in general terms, of the Performance Targets to be used to determine the number or value of Free Shares to be Appropriated to each Participant under the Award (provided that the Executive Compensation Committee may exclude any information the disclosure of which, they reasonably consider would prejudice commercial confidentiality).

5.4	Use of method 1 or method 2

The Company shall determine the number of Free Shares (if any) to be Appropriated to each Participant by reference to performance using method 1 or method 2. The same method shall be used for all Participants for each Award.

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5.5	Performance Allowances: method 1

By this method:

5.5.1	at least 20% of Free Shares Appropriated under any Award shall be Appropriated without reference to a Performance Target;

5.5.2	the remaining Free Shares shall be Appropriated by reference to a Performance Target; and

5.5.3	the highest Appropriation made to a Participant by reference to performance in any period shall be not more than four times the number of Free Shares Appropriated to an individual without reference to a Performance Target at the same time.

If this method is used:

5.5.4	the Free Shares Appropriated without reference to a Performance Target shall be Appropriated on the same terms as provided in Rule 5.7; and

5.5.5	the Free Shares Appropriated by reference to a Performance Target need not be Appropriated on the same terms as provided in Rule 5.7.

5.6	Performance Allowances: method 2

By this method:

5.6.1	some or all Free Shares shall be Appropriated by reference to performance;

5.6.2	the Appropriation of Free Shares to Participants who are members of the same Performance Unit shall be made on the same terms, as provided in Rule 5.7; and

Free Shares Appropriated for each Performance Unit shall be treated as separate Awards for the purposes of Rule 5.7 only.

5.7	Same terms basis for Free Shares Awards

An Award of Free Shares on the same terms shall be on terms determined by the Executive Compensation Committee which may be directly proportional to any one or more separately of a Participant’s:

5.7.1	remuneration from;

5.7.2	length of service with;

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5.7.3	number of hours worked for;

any Qualifying Companies.

6	PERFORMANCE TARGETS

6.1	Imposition of Performance Targets

The Executive Compensation Committee may impose one or more Performance Targets in order to determine the number of Shares (if any) subject to a Performance Allowance.

6.2	Nature of Performance Targets

Any Performance Target imposed shall be:

6.2.1	based on business results or other objective criteria; and

6.2.2	a fair and objective measure of the performance of the Performance Unit(s) to which it applies.

6.3	Membership of Performance Unit

No Participant shall be a member of more than one Performance Unit.

6.4	Substitution, variation or waiver of Performance Targets

6.4.1	If an event occurs which causes the Executive Compensation Committee to consider that a Performance Target is no longer appropriate, the Executive Compensation Committee may substitute, vary or waive such Performance Target in such manner (and make such consequential amendments to the Rules) as:

6.4.1.1	is reasonable in the circumstances;

6.4.1.2	produces a fairer measure of performance and is neither materially more nor less difficult to satisfy; and

6.4.1.3	continues to comply with Rule 6.2.

6.4.2	The Executive Compensation Committee shall, as soon as reasonably practicable, notify each Participant affected of any such substitution, variation or waiver of the Performance Target.

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7	APPROPRIATION OF FREE SHARES

7.1	Provision of information by the Company to the Trustees

As soon as practicable after the end of the period to which the Performance Target relates (in the case of Performance Allowances) or the Free Shares Closing Date the Company shall inform the Trustee of:

7.1.1	the name and address of each Participant to whom Free Shares are to be Appropriated, together with details of the Participating Company which employs the Participant;

7.1.2	the number of Free Shares to be Appropriated to each Participant on this occasion.

7.2	Appropriation

On the expected Free Shares Appropriation Date, the Trustee shall Appropriate to each Participant the number of Free Shares notified to the Trustee under Rule 7.1.

7.3	Notification of Appropriation to Participants

As soon as practicable after the Free Shares Appropriation Date, the Trustee shall notify each Participant to whom Free Shares have been Appropriated of:

7.3.1	the number and description of Free Shares Appropriated to him;

7.3.2	the Free Shares Appropriation Date;

7.3.3	their Initial Market Value; and

7.3.4	the applicable Free Shares Holding Period.

8	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF FREE SHARES

8.1	Restrictions on disposals by Participants

Subject to Rules 27 and 29 during the Free Shares Holding Period a Participant shall:

8.1.1	permit the Trustee to hold his Free Shares; and

8.1.2	not assign, charge or otherwise dispose of his beneficial interest in his Free Shares.

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8.2	Restrictions on disposals by the Trustee

Subject to Rules 9, 27 and 31 the Trustee:

8.2.1	shall not dispose of any Free Shares, whether by transfer to the Participant or otherwise, during the Free Shares Holding Period;

8.2.2	shall not dispose of any Free Shares after the Free Shares Holding Period except in accordance with a direction given by or on behalf of the Participant; and

8.2.3	shall not deal with any right conferred in respect of a Participant’s Free Shares to be allotted other shares, securities or other rights except pursuant to a direction given by or on behalf of the Participant or any person in whom the beneficial interest in his Free Shares is for the time being vested.

8.3	Transfer of Free Shares after the Free Shares Holding Period

8.3.1	A Participant may, at any time after the Free Shares Holding Period direct the Trustee by notice in writing to:

8.3.1.1	transfer the Participant’s Free Shares to the Participant; or

8.3.1.2	transfer the Free Shares to some other person named by the Participant; or

8.3.1.3	dispose of the Free Shares by way of sale for the best consideration in money that can reasonably be obtained at the time of sale and to account for the proceeds to the Participant or some other person named by the Participant.

8.3.2	Within 30 days after receipt of a notice referred to in Rule 8.3.1 the Trustee shall comply with the instructions set out in such notice.

9	CESSATION OF RELEVANT EMPLOYMENT AND EARLY TRANSFER OF FREE SHARES

9.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment then the Company shall within 14 days inform the Trustee of such cessation and whether the provisions of Rule 9.2 or 9.3 apply.

9.2	Early transfer of Free Shares

Where the Trustee has been notified by the Executive Compensation Committee in accordance with Rule 9.1 that this Rule 9.2 applies then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after the cessation of the Relevant Employment

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the Trustee shall transfer the Free Shares to the Participant or as directed by him prior to the transfer, in accordance with Rules 8.3.1.2 or 8.3.1.3 provided always that the Trustee shall first comply with Rule 33.

9.3	Forfeiture of Free Shares

Where the Trustee has been notified by the Executive Compensation Committee in accordance with Rule 9.1 that this Rule 9.3 applies then, subject to Rules 9.4 and 9.5 the Participant’s beneficial entitlement to his Free Shares shall lapse immediately on his ceasing to be in Relevant Employment before the end of the Forfeiture Period and he shall cease to have any rights to such Free Shares.

9.4	Injury, disability, redundancy, retirement etc

Notwithstanding Rule 9.3 if a Participant ceases to be in Relevant Employment by reason of:

9.4.1	injury or disability;

9.4.2	redundancy within the meaning of the Employment Rights Act 1996 or the Employment Rights (Northern Ireland) Order 1996;

9.4.3	a transfer of employment which is subject to the Transfer of Undertakings (Protection of Employment) Regulations 1981;

9.4.4	a change of Control or other circumstances giving rise to the Participant’s employing company ceasing to be an Associated Company of any Participating Company;

9.4.5	retirement on or after reaching Retirement Age;

then the Trustee shall act in accordance with Rule 9.2.

9.5	Death

If a Participant ceases to be in Relevant Employment by reason of his death then the Trustee shall act in accordance with Rule 24.5.

(49)

PART II – PARTNERSHIP SHARES

10	PARTNERSHIP SHARES INVITATIONS

10.1	Issue of Partnership Shares Invitations

The Executive Compensation Committee may in their absolute discretion determine that an Award of Partnership Shares may be made and, accordingly, issue Partnership Shares Invitations.

10.2	Timing of Partnership Shares Invitations

Partnership Shares Invitations must be issued before the commencement of any relevant Accumulation Period.

10.3	Contents of Partnership Shares Invitations

Partnership Shares Invitations shall be in such form as the Executive Compensation Committee may determine from time to time and shall state:

10.3.1	the Partnership Shares Closing Date;

10.3.2	the maximum salary deduction permitted under the Partnership Shares Agreement (being the lesser of the Relevant Amount and such other amount (being a multiple of £1) as the Executive Compensation Committee may determine and specify);

10.3.3	the minimum salary deduction permitted on any occasion determined by the Executive Compensation Committee which sum must be no greater than £10 per month (or such other amount as may be permitted from time to time under paragraph 47(2) of Schedule 2);

10.3.4	the expected Partnership Shares Acquisition Date being a date determined by the Trustee which:

10.3.4.1	where there is no Accumulation Period, shall be within 30 days after the last deduction from salary referred to in Rule 10.5.2 is made;

10.3.4.2	where there is an Accumulation Period shall be not more than 30 days after the end of the Accumulation Period.

10.3.5	that an Eligible Employee who wishes to accept Partnership Shares under the Award shall submit to the Company, prior to the Partnership Shares Closing Date, a duly completed Partnership Shares Agreement;

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10.3.6	if applicable, the maximum number of Partnership Shares to be made subject to the Award on this occasion;

10.3.7	if appropriate, the commencement date (which may not commence later than the date of the first salary deduction to be made under the Participant’s Partnership Shares Agreement) and length of the Accumulation Period.

The Executive Compensation Committee may specify that a particular description of earnings is not to be regarded as forming part of a Participant’s Salary. If it does so, the same treatment shall apply to all Partnership Shares Agreements entered into in response to Partnership Shares Invitations issued on the same occasion.

10.4	Partnership Shares Agreement and Partnership Shares Invitations

Each Eligible Employee shall be sent a Partnership Shares Agreement and a Partnership Shares Invitation.

10.5	Contents of Partnership Shares Agreement

A Partnership Shares Agreement shall be in such form as the Executive Compensation Committee may determine from time to time and shall:

10.5.1	set out a notice in the form prescribed by regulations and pursuant to paragraph 48 of Schedule 2;

10.5.2	require the Eligible Employee to state the amount of salary deduction(s) being a multiple of £1 and not exceeding the maximum permitted under Rule 10.3.2 which he wishes to allocate for the purchase of Partnership Shares under the Partnership Shares Agreement (“Partnership Share Money”); and

10.5.3	state the intervals at which such amounts should be deducted; and

10.5.5	state the commencement date (which may not commence later than the date of the first salary deduction to be made under the Participant’s Partnership Shares Agreement) and length of the Accumulation Period, if applicable; and

10.5.6	if applicable, state the maximum number of Partnership Shares to be included in the Award on this occasion.

10.6	Partnership Shares Agreement may be withdrawn

A Partnership Shares Agreement shall take effect in relation to any Award of Partnership Shares until such time as a Participant notifies the Company that he no longer wishes to participate.

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10.7	Excess salary deductions

Any amounts deducted in excess of the amounts permitted must be paid over to the Participant as soon as practicable.

10.8	Scaling down

If the Company receives applications for Partnership Shares in excess of any maximum specified in accordance with Rule 10.3.6 the amount of deduction of Partnership Share Money specified by each Participant shall be reduced pro rata.

10.9	Partnership Share Money held for Eligible Employee

Partnership Share Money must subject to rules 11.4 and 14.1 be:

10.9.1	paid to the Trustee as soon as practicable; and

10.9.2	held by the Trustee on behalf of a Participant (in an interest bearing account or otherwise) with:

10.9.2.1	a person falling within section 840A(1)(b) of ICTA 1988;

10.9.2.2	a building society; or

10.9.2.3	a firm falling within 840A(1)(c) of ICTA 1988

until it is used to acquire Partnership Shares on a Participant’s behalf.

10.10	Interest on Partnership Share Money

The Trustee must account to a Participant for any interest received on Partnership Share Money held on his behalf.

11	INSTRUCTIONS GIVEN DURING ACCUMULATION PERIOD

11.1	Variation of salary deductions and intervals

Subject to Rules 10.3.2, 10.3.3, 10.3.7, and notwithstanding Rule 10.5.5 a Participant may, with the prior agreement of the Company, vary the amount and or the intervals of the salary deduction authorised under his Partnership Shares Agreement.

11.2	Notice to suspend salary deductions

A Participant may, at any time direct the Company by notice in writing to:

(52)

11.2.1	suspend the making of Salary deductions; or

11.2.2	recommence the making of Salary deductions

under his Partnership Shares Agreement provided always that:

11.2.3	the Participant may not permit the Company to make additional Salary deductions to make up for any Salary deductions which were missed; and

11.2.4	the Participant may only make a direction under Rule 11.2.2 once in any one Accumulation Period.

11.3	Notice to terminate Partnership Shares Agreement

A Participant may, at any time notify the Company in writing that he wishes to terminate his Partnership Shares Agreement.

11.4	Company to give effect to notices

11.4.1	Where the Company receives a notice to suspend or terminate deductions under Rule 11.2 or 11.3, it shall (unless a later date is specified in the notice) within 30 days of receipt of the notice give effect to the same, and shall:

11.4.1.1	cease all further deductions of Partnership Share Money under the Participant’s Partnership Shares Agreement;

11.4.1.2	in the case of a notice under Rule 11.3 subject to first complying with Rule 32 pay over to that Participant as soon as practicable all Salary deductions that have been made under his Partnership Shares Agreement.

11.4.2	When the Company receives a notice to recommence salary deductions under Rule 11.2 it shall (unless a later date is specified in the notice) recommence deductions on the date of the first deduction due under the Partnership Shares Agreement following 30 days after receipt of the notice.

11.5	Partnership Shares Agreement to apply to new holding

Where during an Accumulation Period a transaction occurs in relation to any of the shares to be acquired under a Partnership Shares Agreement which results in a new holding of Shares being equated with the original holding for the purposes of capital gains tax and the Participant gives his consent, the Partnership Shares Agreement shall have effect following that transaction as if it were an agreement for the purchase of Shares comprised in the new holding.

(53)

12	ACQUISITION OF PARTNERSHIP SHARES

12.1	Acquisition of Shares by Trustees (no Accumulation Period)

After the deduction of Partnership Share Money the Company shall calculate the number of Partnership Shares to be acquired on behalf of each Participant by dividing each Participant’s Partnership Share Money deducted under his Partnership Shares Agreement by the Partnership Shares Market Value, and notify the Trustee who shall acquire such shares on behalf of Participants within 30 days of such deduction.

12.2	Acquisition of Shares by Trustees (with Accumulation Period)

12.2.1	After the expiry of the Accumulation Period the Company shall calculate the number of Partnership Shares to be acquired on behalf of each Participant by dividing each Participant’s aggregate Partnership Share Money being Salary deducted under his Partnership Shares Agreement during the Accumulation Period by the Partnership Shares Market Value and notify the Trustee who shall acquire such Shares on behalf of Participants accordingly.

12.2.2	The Trustee shall within 30 days of the end of the Accumulation Period acquire the number of Shares notified to it in accordance with Rule 12.2.1 which shall be held on behalf of the respective Participant as Partnership Shares.

12.3	Notification of acquisition to Participants

As soon as practicable after the Partnership Shares Acquisition Date, the Trustee shall notify each Participant on whose behalf Partnership Shares have been acquired of:

12.3.1	the number and description of Partnership Shares acquired on his behalf;

12.3.2	the Partnership Shares Acquisition Date;

12.3.3	the aggregate amount of the Participant’s Partnership Share Money applied by the Trustee in acquiring the Partnership Shares; and

12.3.4	the Partnership Shares Market Value.

13	TRANSFER OF PARTNERSHIP SHARES BY PARTICIPANT

13.1	Participants may request transfer of Partnership Shares

A Participant may, at any time after the Partnership Shares Acquisition Date direct the Trustee by notice in writing to:

(54)

13.1.1	transfer his Partnership Shares to the Participant; or

13.1.2	transfer his Partnership Shares to some other person named by the Participant; or

13.1.3	dispose of those Partnership Shares by way of sale and to account for the proceeds to the Participant or some other person named by the Participant.

13.2	Trustee to comply with request

As soon as reasonably practicable, and in any event within 30 days after receipt of the notice, the Trustee shall comply with the instructions set out in such notice provided always that it shall first comply with Rules 32 and 33.

14	CESSATION OF RELEVANT EMPLOYMENT

14.1	Cessation of Relevant Employment prior to the Partnership Shares Acquisition Date

14.1.1	Where there is no Accumulation Period and a Participant ceases to be in Relevant Employment before the Partnership Shares Acquisition Date but after the deduction of Partnership Share Money he shall be treated as ceasing to be in Relevant Employment immediately after his Partnership Shares are Awarded to him.

14.1.2	Where there is an Accumulation Period and a Participant ceases to be in Relevant Employment during the Accumulation Period the Company shall, subject to first complying with Rule 32, pay over to that Participant as soon as reasonably practicable all Salary deductions that have been made under his Partnership Shares Agreement.

14.1.3	Where there is an Accumulation Period and a Participant ceases to be in Relevant Employment after the final deduction of Partnership Share Money and before the Partnership Shares Acquisition Date he shall be treated as ceasing to be in Relevant Employment immediately after his Partnership Shares are Awarded to him.

14.2	Trustee to be notified of cessation of Relevant Employment following the Partnership Shares Acquisition Date

If a Participant ceases to be in Relevant Employment following the Partnership Shares Acquisition Date then the Company shall within 14 days inform the Trustee of such cessation.

(55)

14.3	Transfer of Partnership Shares on cessation of Relevant Employment

Where the Trustee receives a notification under Rule 14.2 then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after the cessation of the Relevant Employment the Trustee shall transfer the Partnership Shares to the Participant or as directed by him in writing prior to the transfer provided always that the Trustee shall first comply with Rule 33.

(56)

PART III – MATCHING SHARES

15	NOTIFICATION OF MATCHING SHARES

15.1	Relationship to Partnership Shares

Where the Executive Compensation Committee have exercised their discretion under Rule 10.1 they may in their absolute discretion also determine that an Award of Matching Shares shall be made to those Eligible Employees who enter into a Partnership Shares Agreement.

15.2	Additional contents of Partnership Shares Agreement

Where the Executive Compensation Committee exercise their discretion under Rule 15.1 then in addition to the requirements set out in Rule 10.5 each Partnership Shares Agreement shall state:

15.2.1	the Matching Shares Appropriation Date (which shall be the same as the Partnership Shares Acquisition Date);

15.2.2	the ratio of Matching Shares to Partnership Shares for this Award of Partnership Shares which:

15.2.2.1	shall not exceed a maximum of two Matching Shares for every Partnership Share acquired on behalf of the Participant; and

15.2.2.2	shall be the same ratio for all Participants;

15.2.3	the circumstances and manner in which the ratio may be changed by the Company, and if the Company decides to alter the ratio of Matching Shares to Partnership Shares prior to the Partnership Share Acquisition Date they shall notify each Participant affected prior to the Partnership Shares Acquisition Date;

15.2.4	the Matching Shares Holding Period;

15.2.5	the Forfeiture Period applicable ;

15.2.6	that (as determined at the discretion of the Executive Compensation Committee) the provisions of either Rules 18.3 or 18.4 shall apply to the Award;

15.2.7	that the individual shall only be entitled to Matching Shares if he remains an Eligible Employee at the Matching Shares Appropriation Date; and

15.2.8	such additional information not inconsistent with the Rules and the Trust Deed as the Executive Compensation Committee may from time to time determine.

(57)

16	APPROPRIATION OF MATCHING SHARES

16.1	Provision of information by the Company to Trustee

At the same time as the Company notifies the Trustee pursuant to Rule 12.1 or 12.2 it shall additionally notify the Trustee of the number of Matching Shares to be Appropriated to each Participant.

16.2	Appropriation of Matching Shares

Subject to Rule 24.12 on the Matching Shares Appropriation Date the Trustee shall Appropriate to each Participant the number of Matching Shares notified to it under Rule 16.1.

16.3	Notification of Appropriation to Participants

At the same time as making a notification pursuant to Rule 12.3 the Trustee shall notify each Participant to whom Matching Shares have been Appropriated of:

16.3.1	the number and description of the Matching Shares Appropriated to him;

16.3.2	the Matching Shares Appropriation Date;

16.3.3	their Initial Market Value; and

16.3.4	the Matching Shares Holding Period.

17	RESTRICTIONS ON DEALINGS IN, AND PERMITTED TRANSFERS OF MATCHING SHARES

The provisions of Rule 8 shall apply mutatis mutandis to Matching Shares during the Matching Shares Holding Period as they apply to Free Shares during the Free Shares Holding Period.

18	CESSATION OF RELEVANT EMPLOYMENT AND EARLY WITHDRAWAL OF PARTNERSHIP SHARES

18.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment then the Company shall within 14 days inform the Trustee of such cessation and whether the provisions of Rule 18.3 or 18.4 apply.

(58)

18.2	Early withdrawal of Partnership Shares

Where the Trustee receives a notice under Rule 13.1 before the expiry of the applicable Forfeiture Period and it has been notified by the Company that this Rule 18.2 applies, the Trustee shall act in accordance with Rule 18.4.

18.3	Early transfer of Matching Shares

Where the Trustee has been notified by the Executive Compensation Committee that this Rule 18.3 applies then as soon as reasonably practicable after the receipt of such notification and in any event within 30 days after the cessation of the Relevant Employment the Trustee shall transfer the Matching Shares to the Participant or as directed by him in writing prior to the transfer provided always that the Trustee shall first comply with Rule 33.

18.4	Forfeiture of Matching Shares

Where the Trustee has been notified by the Executive Compensation Committee that this Rule 18.4 applies then subject to Rules 18.5 and 18.6 the Participant’s beneficial entitlement to his Matching Shares shall lapse immediately on his ceasing to be in Relevant Employment before the end of the Forfeiture Period and he shall cease to have any rights to such Matching Shares.

18.5	Injury, disability, redundancy, retirement etc

Notwithstanding Rule 18.4 if a Participant ceases to be in Relevant Employment for a reason set out in Rule 9.4, the Trustee shall act in accordance with Rule 18.3.

18.6	Death

If a Participant ceases to be in Relevant Employment by reason of his death, the Trustee shall act in accordance with Rule 24.5.

(59)

PART IV – DIVIDEND SHARES

19	PROVISION OF DIVIDEND SHARES

19.1	Relationship to Plan Shares

The Executive Compensation Committee may in their absolute discretion direct that:

19.1.1	all cash dividends paid in respect of Plan Shares held on behalf of Participants must be used to acquire further shares on their behalf; or

19.1.2	all cash dividends paid in respect of Plan Shares held on behalf of Participants may at the election of Participants be used to acquire further shares on their behalf referred to as Dividend Shares.

19.2	Direction revocable

The Executive Compensation Committee may at any time revoke any direction made pursuant to Rule 19.1.

19.3	Dividend not invested in Dividend Shares

Where dividends paid in respect of Plan Shares are not required to be reinvested in Dividend Shares they must be paid over to Participants as soon as practicable.

19.4	Timing of acquisition of Dividend Shares

The Trustee must use any dividends to be used to acquire Dividend Shares on behalf of Participants within 30 days of the date when they receive such dividend.

19.5	Participants to be treated equally

In exercising its powers in relation to the acquisition of Dividend Shares the Trustee shall treat all Participants fairly and equally.

20	AMOUNT AND TYPE OF DIVIDEND SHARES

20.1	Type of Shares to be used as Dividend Shares

Dividend Shares shall be of the same class, and carry the same rights as the Participant’s Plan Shares in respect of which the relevant dividends were paid and must not be subject to any provision for forfeiture.

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20.2	Calculation of number of Dividend Shares

20.2.1	Subject to Rule 20.2.3, the number of Shares to be acquired as Dividend Shares on behalf of each Participant on each occasion shall be calculated by taking the aggregate amount of the cash dividends paid on the Participant’s Plan Shares and dividing this amount by the Market Value of the Shares on the Dividend Shares Acquisition Date.

20.2.2	The basis for the calculation carried out under this Rule 20.2 shall be the same for all Participants who are to receive Dividend Shares on that occasion.

20.2.3	The maximum amount of Dividend Shares acquired pursuant to the Plan or any other share incentive plans established by the Company or a Connected Company and approved by the Inland Revenue under Schedule 2 may not exceed the Relevant Amount.

21	NOTIFICATION OF ACQUISITION OF DIVIDEND SHARES

21.1	As soon as practicable after the Dividend Shares Acquisition Date, the Trustee shall notify each Participant for whom Dividend Shares have been acquired of:

21.1.1	the Dividend Shares Acquisition Date;

21.1.2	the number and description of Dividend Shares acquired on his behalf;

21.1.3	their Initial Market Value;

21.1.4	the Dividend Shares Holding Period; and

21.1.5	the amount, if any, of any dividend carried forward.

22	RESTRICTIONS ON DEALINGS IN AND PERMITTED TRANSFERS OF DIVIDEND SHARES

The provisions of Rule 8 shall apply mutatis mutandis to Dividend Shares during the Dividend Shares Holding Period as they apply to Free Shares during the Free Shares Holding Period.

(61)

23	CESSATION OF RELEVANT EMPLOYMENT

23.1	Trustee to be notified of cessation of Relevant Employment

If a Participant ceases to be in Relevant Employment then the Company shall within 14 days inform the Trustee of such cessation.

23.2	Early transfer of Dividend Shares (except on death)

When the Trustee receives a notification under Rule 23.1 (other than on death), and in any event within 30 days after the cessation of the Relevant Employment, the Trustee shall transfer the Dividend Shares to the Participant, or as the Participant has directed the Trustee in writing, received prior to the transfer.

23.3	Early Transfer of Dividend Shares (on death)

If a Participant ceases to be in Relevant Employment by reason of his death then the Trustee shall act in accordance with Rule 24.5.

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PART V – GENERAL REQUIREMENTS

24	REQUIREMENTS GENERALLY APPLICABLE TO PLAN SHARES

24.1	Participants may elect not to participate

Notwithstanding any other Rule, a Participant may direct that Shares are not to be Appropriated to him or acquired on his behalf, by giving written notice to the Company before the relevant Appropriation date or acquisition date.

24.2	Individuals eligible for Appropriation

No Appropriation or acquisition shall be made to or on behalf of an individual who has ceased to be an Eligible Employee.

24.3	Shares not Appropriated or forfeited

Shares which are not Appropriated nor acquired on behalf of the Participant or Free Shares or Matching Shares which have been forfeited under the Rules shall be retained by the Trustee for use under the Plan on future occasions.

24.4	Shares ceasing to qualify

If shares which are held by the Trustee for the purposes of the Plan cease to be Shares, they shall not be used for the purposes of the Plan.

24.5	Death of Participant

24.5.1	Following the death of a Participant, the Trustee shall, as soon as practicable, transfer the Participant’s Plan Shares to or to the order of his legal personal representatives.

24.5.2	All references in the Plan to a Participant shall, where the context requires, be references to the legal personal representative of the Participant.

24.6	Funds to be provided by Participating Companies

24.6.1	The Trustee shall acquire by subscription or purchase using monies paid to it by each relevant Participating Company as soon as practicable after receiving such monies, the number of Shares to be Appropriated to that Participating Company’s Participants as Free Shares or Matching Shares; and

24.6.2	the Trustee shall, if so directed by the Executive Compensation Committee, acquire by subscription or purchase Shares at any time using monies paid to it by Participating

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Companies for future Appropriations of Shares to, or acquisitions of Shares on behalf of, Eligible Employees.

24.7	Shares purchased off market by the Trustee

Where the Trustee proposes to purchase Shares otherwise than through the New York Stock Exchange, the Trustee shall not purchase the Shares for a price in excess of that for which, in the opinion of the Company’s brokers, it could purchase those Shares through the New York Stock Exchange.

24.8	Subscription price

Where Shares are subscribed for by the Trustee then the subscription price for each Share shall be determined by the Executive Compensation Committee but shall not be less than the higher of:

24.8.1	the Market Value of a Share on the day on which the Shares are allotted to the Trustee; and

24.8.2	the nominal value of a Share.

24.9	Rights attaching to subscribed Shares

Shares acquired by the Trustee by subscription shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with other issued shares of the same class at the date of subscription save as regards any rights attaching to such Shares by reference to a record date prior to the date of such subscription.

24.10	Shares with different rights

If the Shares to be Appropriated to, or acquired on behalf of each Participant, do not carry the same rights as to dividends or otherwise, the shares appropriated to or acquired on behalf of each Participant shall (as nearly as possible) contain the same proportions of Shares with different rights.

24.11	Foreign Dividends

Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustee shall give him notice of the amount of any foreign tax deducted from the dividend before it was paid.

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24.12	Timing of contributions to Trustee

Monies to be paid by the Participating Companies to the Trustee for the purchase or subscription of Shares in respect of an Appropriation shall be paid not later than two dealing days immediately prior to such relevant Appropriation date.

25	LIMIT ON NUMBER OF SHARES AVAILABLE UNDER THE PLAN

25.1	General

The number of Shares which are to be available under the Plan shall be limited as set out in this Rule 25.

25.2	Limits

The number of shares in Gannett Co., Inc. that may be issued, and shall be reserved for issuance pursuant to rights granted under the Plan is up to 1,000,000 shares of Gannett Co., Inc., which may be authorised and unissued or treasury shares. The number of shares of stock of Gannett Co., Inc. subject to the Plan may be adjusted by the Executive Compensation Committee for stock splits, consolidation and the like.

25.3	Computation

For the purpose of the limit contained in Rule 25.2:

25.3.1	no account shall be taken of shares which are not new issue shares;

25.3.2	there shall be disregarded any shares subject to rights which have lapsed, been renounced or otherwise become incapable of being exercised; and

25.3.3	any shares issued on the exercise or vesting of rights shall be taken into account once only (when the rights are granted) and shall not fall out of account when the rights are exercised.]

26	LIMIT ON FUNDING OF PLAN

The maximum amount of funds which may be made available under the Plan in respect of any Accounting Period shall be determined by the Executive Compensation Committee taking into account any factors which the Executive Compensation Committee consider relevant.

27	PERMITTED DEALINGS IN PLAN SHARES

27.1	A Participant shall be entitled at any time to direct the Trustee:

27.1.1	to accept an offer for any of his Plan Shares if the acceptance will result in a new holding being equated with the original shares for the purposes of capital gains tax; or

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27.1.2	to accept an offer of a Qualifying Corporate Bond, whether alone or with cash or other assets or both, for his Plan Shares if the offer forms part of a general offer as referred in Rule 27.1.3; or

27.1.3	to accept an offer of cash, with or without other assets, for his Plan Shares if the offer forms part of a general offer which is made to holders of shares of the same class as his Plan Shares or of shares in Gannett Co., Inc. and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of Gannett Co., Inc. within the meaning of section 416 of ICTA 1988; or

27.1.4	to agree a transaction affecting his Plan Shares, or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

27.1.4.1	all the ordinary share capital of Gannett Co., Inc. or, as the case may be, all the shares of the class in question; or

27.1.4.2	all the shares, or all the shares of the class in question, which are held by a class of shareholder identified otherwise than by reference to their employment or their participation in the Plan or any other approved share incentive plan.

28	RECEIPTS BY THE TRUSTEE

Subject to Rule 32, the Trustee shall pay or transfer to a Participant any money or money’s worth it receives in respect of, or by reference to, the Participant’s Plan Shares unless it is a Capital Receipt which forms part of a new holding referred to in Rule 30, provided that the Trustee shall not distribute any Capital Receipt to a Participant if the amount payable to that Participant would be less than £3.

29	EXERCISE OF VOTING RIGHTS ATTACHING TO PLAN SHARES

29.1	Trustee to notify Participants of resolutions

While Plan Shares are registered in the name of the Trustee, the Trustee may, in respect of any matter upon which, at a general meeting of Gannett Co., Inc. or at a meeting of the holders of any class of shares of that company, it is entitled to exercise any voting rights attaching to those Plan Shares, invite the Participants on whose behalf those Plan Shares are held to direct it as to such exercise. The Trustee shall not be entitled in respect of Plan Shares held on behalf of Participants to vote on a show of hands unless all directions received from Participants who have given directions in respect of the particular resolution are identical. The Trustee shall not in any circumstances be under an obligation to call for a poll. If there is a poll, the Trustee shall vote only in accordance with the directions of Participants who have given directions and shall not vote in respect of Plan Shares where no directions have been received.

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29.2	Notification of Participants’ directions to Trustee to be in writing

Any direction given by a Participant to the Trustee pursuant to Rule 29.1 shall be in writing under the hand of the Participant and shall not be binding upon the Trustee unless it has been deposited at the registered office of the Company not less than 96 hours before the time for the holding of the meeting.

30	COMPANY RECONSTRUCTIONS

30.1	New holdings of Shares

Subject to Rule 30.2, where there occurs in relation to a Participant’s Plan Shares a company reconstruction which results in a new holding, or would result in a new holding were it not for the fact that the new holding consists of or includes a Qualifying Corporate Bond:

30.1.1	the company reconstruction shall be treated as not involving a disposal of the Plan Shares comprised in the original holding;

30.1.2	references in the Rules to a Participant’s Plan Shares shall be construed, after the date of the company reconstruction, as being references to the shares comprised in the new holding;

30.1.3	such new holding shall be deemed to have been Appropriated to or acquired on behalf of the Participant on the date the original holding was Appropriated to or acquired by him and shall be held by the Trustee on the same terms.

30.2	Meaning of “new holding”

For the purpose of Rule 30.1:

30.2.1	in the context of a new holding, any reference in this Rule 30 to shares includes a reference to securities and rights of any description which form part of the new holding for the purpose of Chapter II of Part IV to Taxation of Chargeable Gains Act 1992; and

30.2.2	an issue of shares of any of the following descriptions (in respect of which a charge to income tax arises) made as part of a company reconstruction shall not be treated as forming part of a new holding:

30.2.2.1	redeemable shares or securities issued as mentioned in section 209(2)(c) ICTA 1988;

30.2.2.2	share capital issued in circumstances such that section 210(1) ICTA 1988 applies;

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30.2.2.3	share capital to which section 249 ICTA 1988 applies.

31	RIGHTS ISSUES

31.1	Application of rule

This Rule 31 applies to rights attaching to a Participant’s Plan Shares to be allotted, on payment, other shares, securities or rights of any description (together referred to as “Rights”).

31.2	Trustee to provide information to Participants

The Trustee shall, inform each Participant of any Rights arising in respect of Plan Shares and shall either send the Participant a copy of the document relating to the Rights or sufficient details to enable the Participant to act in accordance with Rule 31.3.

31.3	Participants to give written directions to Trustee

The Trustee shall deal with the Rights only pursuant to a written direction given by, or on behalf of, the Participant or any person in whom the beneficial interest in the Plan Shares is for the time being vested. Such written direction must be received by the Trustee before the expiry of four days before the closing date for acceptance of the Rights offer or within such other time limit set at the absolute discretion of the Trustee, and may direct the Trustee:

31.3.1	to take up all or part of the Rights provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights; or

31.3.2	to sell all of the Rights; or

31.3.3	to sell such part of the Rights as enables the Trustee to use the proceeds of sale to exercise entitlement to the remaining Rights of the Participant.

31.4	Cash amounts arising to be dealt with by Trustee

Any cash arising from the disposal of the Rights (except insofar as it is used to exercise such Rights in accordance with Rule 31.3.3) shall be dealt with by the Trustee in accordance with Rule 28.

31.5	Failure by Participant to give any direction

If a Participant fails to give any direction under Rule 31.3, or has not otherwise authorised the Trustee, or fails to pay any appropriate amount of cash, then the Trustee shall take no action in respect of the Rights associated with that Participant’s Plan Shares.

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32	DUTY TO ACCOUNT FOR PAYE ON CASH AMOUNTS

32.1	Trustee to make payments

The Trustee shall withhold from:

32.1.1	a Capital Receipt ;

32.1.2	any monies returned to individuals under Rules 10, 11 and 12; and

32.1.3	the proceeds of a disposal of Plan Shares by the Trustee in accordance with a direction from a Participant (except in so far as the proceeds are used to take up Rights in accordance with Rule 31.3.3)

an amount equal to any income tax and employee’s national insurance contributions chargeable on such sum.

32.2	Trustee to deal with PAYE deductions

32.2.1	The Trustee shall if it is responsible for operating PAYE and deducting national insurance contributions in relation to such sum as is referred to in Rule 32.1, retain it, or if it is not so responsible pay such sum to one or more Participating Companies in proportion to their respective obligations to operate PAYE in relation to such sum.

32.2.2	If there is no Participating Company for the purposes of Rule 32.2.1 the Trustee shall deduct income tax at the basic rate for the time being in force and employees’ national insurance contributions as if the Participant were a former employee of the Trustee.

33	DUTY TO ACCOUNT FOR PAYE ON TRANSFERS OF ASSETS

33.1	Trustee to make PAYE deductions

Where under any Rule the Trustee is to transfer to a Participant:

33.1.1	Free Shares prior to the fifth anniversary of the Free Shares Appropriation Date;

33.1.2	Partnership Shares prior to the fifth anniversary of the Partnership Shares Appropriation Date; or

33.1.3	Matching Shares prior to the fifth anniversary of the Matching Shares Appropriation Date the Trustee shall unless otherwise provided with funds from the Participant to meet any liability for income tax and/or employee’s national insurance contributions, dispose of a sufficient number of the Participant’s Plan Shares ( for the best consideration in money that can reasonably be

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obtained at the time of sale), the proceeds of which shall (as far as possible) be equal to any income tax and/or employees’ national insurance contributions chargeable on the Plan Shares to be transferred and for which the Trustee or a Participating Company is required to make a PAYE deduction.

33.2	Trustee to deal with PAYE deductions

The Trustee and/or a Participating Company shall account to the Board of Inland Revenue for any income tax and/or employees’ national insurance contributions referred to in Rule 33.1 and shall pay over to the Participant the difference (if any) between the proceeds from the disposal of his Plan Shares under Rule 33.1 and the amount due.

34	APPORTIONMENT OF CAPITAL RECEIPTS

34.1	Treatment of Capital Receipts

If the Trustee receives any Capital Receipt in respect of, or by reference to, any Plan Shares held on behalf of more than one Participant, then, if and to the extent that such Capital Receipt cannot be precisely divided between such Participants in the appropriate proportions:

34.1.1	to the extent that it is money’s worth, the Trustee shall sell it for the best possible consideration in money that can reasonably be obtained and shall divide the proceeds of sale (after deducting any expenses of sale and any taxation which may be payable by the Trustee) among the Participants in question; and

34.1.2	to the extent that it is money the Trustee’s obligations under this Rule 34 shall be deemed to be discharged if the Trustee pays to each Participant the appropriate amount, rounded down to the nearest penny.

34.2	Trustee to inform Participants

The Trustee shall inform each Participant in respect of whose Plan Shares the Capital Receipt was received of the treatment thereof for income tax purposes.

35	TERMINATION OF PLAN

35.1	Company may terminate Plan

The Company (with approval by the Executive Compensation Committee) may at any time decide to terminate the Plan and if it does so must issue a plan termination notice in accordance with paragraph 89(1) of Schedule 2 copies of which shall be given without delay to:

35.1.1	the Inland Revenue;

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35.1.2	the Trustee; and

35.1.3	each Participant.

35.2	Consequences of termination of Plan

If the Company issues a plan termination notice in accordance with Rule 35.1:

35.2.1	no further Awards may be made under the Plan;

35.2.2	the Trustees shall remove any Plan Shares from the Plan in accordance with paragraph 90 of Schedule 2; and

35.2.3	any Partnership Share Money held on behalf of a Participant must be paid to him as soon as practicable thereafter.

35.3	Inland Revenue withdrawal of Plan approval

If Inland Revenue approval of the Plan is withdrawn any Partnership Share Money held on behalf of an Participant must be paid to him as soon as practicable thereafter.

36	SHARES FROM QUALIFYING SHARE OWNERSHIP TRUSTS

Where Shares are transferred to the Trustee in accordance with paragraph 78 of Schedule 2, they shall award such Shares only as Free and Matching Shares, and in priority to other available Shares.

37	NOTICES

37.1	Notice by Company, a Participating Company or the Trustee

Any notice, document or other communication given by, or on behalf of the Company, a Participating Company or the Trustee to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is employed by a Participating Company, or sent through the post in a pre paid envelope to the address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

37.2	Deceased Participant

Any notice, document or other communication given to a Participant shall be deemed to have been duly given notwithstanding that such person is then deceased (and whether or not the Company or Trustee has notice of his death) except where his personal representatives have established their title to the satisfaction of the Company or Trustee as appropriate and supplied to

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the Company and the Trustee an address to which notices, documents and other communications are to be sent.

37.3	Notice to Company or Trustee

Any notice, document or other communication given to the Company, a Participating Company or the Trustee in connection with the Plan shall be delivered or sent through the post to the Company secretary at the Company’s registered office or such other address as may from time to time be notified to Eligible Employees or Participants but shall not in any event be deemed to be duly given unless it is actually received at such address.

37.4	Trustee to distribute Company documentation

If the Trustee receives any annual or interim report, notice of meeting, circular, letter of offer or other documentation (excepting a dividend warrant or a document of title to shares, securities or rights) relating to any Plan Shares, the Trustee may, as soon as reasonably practicable, send, or procure the sending of, a copy of such document to each Participant on behalf of whom such Plan Shares are held.

37.5	Notification of liability to income tax

Where a Participant has become liable to income tax in relation to the Plan under any relevant provision of ICTA 1988 or ITEPA 2003 the Trustee shall inform the Participant of any fact material to determining that liability as soon as reasonably practicable.

38	PROTECTION OF THE TRUSTEE

Any sale by the Trustee of shares, securities or rights which is effected through a member of the London Stock Exchange acting in the ordinary course of his business shall be presumed to have been made for the best consideration that could reasonably be obtained at the time of the sale.

39	APPLICATION FOR LISTING OR ADMISSION TO TRADING OF PLAN SHARES

While Shares are listed on the New York Stock Exchange Gannett Co., Inc. shall, at its expense, make application for, and use its reasonable endeavours to obtain listing on the New York Stock Exchange for Plan Shares.

40	RELATIONSHIP OF PLAN TO CONTRACT OF EMPLOYMENT

40.1	Notwithstanding any other provision of this Plan:

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40.1.1	the Plan or benefits available under the Plan shall not form part of any contract of employment between any Participating Company and an Eligible Employee;

40.1.2	unless expressly so provided in his contract of employment, an Eligible Employee has no right to an Appropriation;

40.1.3	the benefit to an Eligible Employee of participation in the Plan shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable; and

40.1.4	if an Eligible Employee ceases to have a Relevant Employment, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

41	ALTERATIONS

No modification, alteration, or amendment to these Rules shall be made except in accordance with clause 22 of the Trust Deed.

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SCHEDULE 2
LIST OF PARTICIPATING COMPANIES

Name	Registered Office	Company Number
Newsquest Media (Southern) Limited, formerly Newsquest Media (Southern) plc	58 Church Street, Weybridge, Surrey KT13 8DP	1350

Newsquest (London) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3105111

Newsquest (Essex) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3102787

Newsquest (Midlands South) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3104052

Newsquest (Lancashire) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3102566

Newsquest (Oxfordshire & Wiltshire) Limited, formerly Newsquest (Oxfordshire) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3223511

Newsquest (Bradford) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3223515

Newsquest (North East) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3223496

Newsquest (Sussex) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3223499

Newsquest (Kendal)	58 Church Street, Weybridge, Surrey KT13 8DP	3223761

Newsquest (Wiltshire) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3223507

Newsquest (York) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3223271

Newsquest (Cheshire/Merseyside) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3103884

Newsquest Media Group Limited	58 Church Street, Weybridge, Surrey KT13 8DP	1676637

Newsquest (Leeds) Limited, formerly Newsquest Printing (Worcester) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3104055

Newsquest Printing (Lancashire) Limited, formerly Newsquest Printing (Lostock) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3104061

Newsquest Printing (Colchester) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	3104066

Southern Binders Limited	58 Church Street, Weybridge, Surrey KT13 8DP	01334245

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Southernprint Limited, formerly Southernprint (Web Offset) Limited	58 Church Street, Weybridge, Surrey KT13 8DP	01085192

Southernprint (Web Offset) Limited, formerly Southernprint Limited	58 Church Street, Weybridge, Surrey KT13 8DP	894964

Newsquest Financial Media Limited, formerly Southern Magazines Limited	58 Church Street, Weybridge, Surrey KT13 8DP	2231405

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